Exhibit 23.2
CONSENT OF UHY LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-4 of Alta Mesa Holdings, LP and Subsidiaries, and to the inclusion of our report dated March 31, 2011, with respect to the consolidated financial statements of Alta Mesa Holdings, LP and Subsidiaries as of December 31, 2010 and 2009 and for each of the three fiscal years in the period ended December 31, 2010.
/s/ UHY LLP
Houston, Texas
April 27, 2011